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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Progress Energy, Inc., formally CP&L Energy, Inc., on Form S-8 of our report dated February 8, 2000, except for Note 2, as to which the date is March 3, 2000, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Raleigh, North Carolina
December 19, 2000